Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-134684 of U-Store-It Trust on Form S-8 of our report dated July 12, 2007, appearing in this Annual Report on Form 11-K of U-Store-It Mini Warehouse Co. 401(k) Retirement Savings Plan for the year ended December 31, 2006.

/s/ Hausser + Taylor LLC
Cleveland, Ohio
July 12, 2007